EXHIBIT 99.1








                           K. J. TRANSPORTATION, INC.
                                 AND AFFILIATES

                          COMBINED FINANCIAL STATEMENTS
                                       AND
                             SUPPLEMENTAL SCHEDULES
                               FOR THE YEARS ENDED
                           DECEMBER 31, 1997 AND 1996
                                       AND
                          INDEPENDENT AUDITORS' REPORT

                          *****************************

                    K. J. TRANSPORTATION, INC. AND AFFILIATES

                           December 31, 1997 and 1996

                                TABLE OF CONTENTS


                                                                  PAGE

INDEPENDENT AUDITORS' REPORT                                       1

FINANCIAL STATEMENTS

           Combined balance sheets                                 2

           Combined statements of income and retained earnings     3

           Combined statements of cash flows                       4

           Notes to financial statements                           5 - 15

SUPPLEMENTAL INFORMATION

           Combined operating expenses                             16

           Combining balance sheets                                17 - 20

           Combining statements of income and retained earnings    21 - 22

           Combining schedule of operating expenses                23 - 24

                          INDEPENDENT AUDITORS' REPORT


Stockholders
K. J. Transportation, Inc. and Affiliates


We have audited the accompanying combined balance sheets of K. J. Transportation, Inc. and Affiliates, as of December 31, 1997 and 1996 and the related combined statements of income, retained earnings and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of K. J. Transportation, Inc. and Affiliates, as of December 31, 1997 and 1996, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

Our audit was made for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplementary information in the accompanying schedule of combined operating expenses, combining balance sheets, statements of income and retained earnings and schedules of operating expenses for the years ended December 31, 1997 and 1996, are presented for purposes of additional analysis and are not required for a fair presentation of financial position, results of operations and cash flows. Such information has been subjected to the audit procedures applied in the audit of the basic financial statements. In our opinion, the combined and combining supplementary information is fairly stated in all material respects in relation to the basic financial statements taken as a whole.


March 16, 1998                     /s/ Davie Kaplan Chapman & Braverman, P.C.

                                     K. J. TRANSPORTATION, INC. AND AFFILIATES

                                Combined Balance Sheets, December 31, 1997 and 1996

                                                      ASSETS

                                                                                          1997               1996
                                                                                          ----               ----
Current assets

Cash and cash equivalents (Note 2)                                             $       1,389,418  $         237,948
Accounts receivable - Trade (Note 3)                                                   7,793,253          6,454,926
Other receivables (Note 11)                                                              179,839             52,825
Insurance refund receivable                                                                   --            253,462
Inventories (Note 2)                                                                     178,770            159,947
Prepaid assets                                                                           713,373            699,182
Prepaid income taxes (Note 2)                                                            239,593              2,702
Deferred tax assets (Notes 2 & 13)                                                        56.600             51,200
                                                                               -----------------  -----------------
                                                                                      10,550,846          7,912,192
                                                                               -----------------  -----------------

Property (Notes 2 & 4)                                                                19,645,264         18,832,929
Less accumulated depreciation                                                         10,794,883          8,704,537
                                                                               -----------------  -----------------
                                                                                       8,850,381         10,128,392
                                                                               -----------------  -----------------
Other assets
Customer lists (Notes 2 & 5)                                                              80,770             91,974
Loans receivable - Officers (Note 11)                                                     89,000             89,000
Cash value - Officers' life insurance                                                     84,761             53,613
Deposits                                                                                  95,555             99,056
                                                                               -----------------  -----------------
                                                                                         350,086            333,643
                                                                               -----------------  -----------------

                                                                               $      19,751,313  $      18,374,227
                                                                               =================  =================

The accompanying Notes to Combined Financial
Statements are an integral part of these statements.

                                       LIABILITIES AND STOCKHOLDERS' EQUITY

                                                                                          1997               1996
                                                                                          ----               ----
Current liabilities (amounts due within one year)
Revolving credit line (Note 6)                                                 $       4,973,516  $       2,018,825
Installment notes payable (Note 7)                                                     2,815,638          3,241,642
Capital lease obligation (Note 8)                                                         54,506             53,024
Accounts payable                                                                       2,473,693          2,571,685
Loans payable - Officers (Note 11)                                                        16,258             21,202
Accrued expenses
Payroll and payroll taxes                                                                281,966            171,486
Employee benefits                                                                         76,813             93,719
Income taxes                                                                                  --            269,979
Insurance                                                                                805,300            722,217
Vacation payroll                                                                         191,200            188,000
Other                                                                                    372,770            379,775
                                                                               -----------------  -----------------
                                                                                      12,061,660          9,731,554
                                                                               -----------------  -----------------

Long-term liabilities (amounts due after one year)
Installment notes payable (Note 7)                                                     3,699,832          5,433,519
Capital lease obligation (Note 8)                                                        156,459            210,965
Loans payable - Officers (Note 11)                                                        11,635             34,987
Deferred tax liability (Notes 2 & 13)                                                    733,681            497,752
                                                                               -----------------  -----------------
                                                                                       4,601,607          6,177,223
                                                                               -----------------  -----------------
Commitments and contingencies (Note 9)

Stockholders' equity

Common stock (Note 10)                                                                     2,375              7,150
Additional paid in capital                                                               604,771            618,946
Retained earnings                                                                      2,485,900          1,863,504
                                                                               -----------------  -----------------
                                                                                       3,093,046          2,489,600
                                                                               -----------------  -----------------
Stockholders' equity

Less:    Subscription receivable                                                              --            (19,150)
Treasury stock at cost - 30 shares                                                        (5,000)            (5,000)
                                                                               -----------------  -----------------
                                                                                       3,088,046          2,465,450
                                                                               -----------------  -----------------

                                                                               $      19,751,313  $      18,374,227
                                                                               =================  =================

                                     K. J. TRANSPORTATION, INC. AND AFFILIATES

                                Combined Statements of Income and Retained Earnings

                                  For the Years Ended December 31, 1997 and 1996


                                                                       % of                            % of
                                                      1997           Revenue          1996            Revenue
                                                      ----           -------          ----            -------
Revenue
                                              $   69,419,935          100.0    $   58,855,324         100.0

Operating expenses                                67,254,729           96.9        56,743,769          96.4
                                              --------------          -----    --------------         -----
Operating income                                   2,165,206            3.1         2,111,555           3.6
                                              --------------          -----    --------------         -----
Other income (expense)

Interest income                                       32,521             --             4,459            --
Interest expense                                  (1,345,880)          (1.9)       (1,230,642)         (2.1)

Gain on disposal of property                         210,778            0.3           137,681           0.2
                                              --------------          -----    --------------         -----
                                                  (1,102,581)          (1.6)       (1,088,502)         (1.9)
                                              --------------          -----    --------------         -----

Income before provision for income taxes           1,062,625            1.5         1,023,053           1.7

Provision for income taxes (Notes 2 & 13)            440,229            0.6           441,560           0.8
                                              --------------          -----    --------------         -----
Net income                                           622,396            0.9           581,493           0.9
                                                                      =====                           =====
Retained earnings, beginning                       1,863,504                        1,282.011
                                              --------------                   --------------
Retained earnings, ending                      $   2,485,900                   $    1,863,504
                                              ==============                   ==============


The accompanying Notes to Combined Financial Statements are an integral part of these statements.

                                     K. J. TRANSPORTATION, INC. AND AFFILIATES

                                         Combined Statements of Cash Flows

                                  For the Years Ended December 31, 1997 and 1996

                                                                                          1997               1996
                                                                                          ----               ----
Cash flows from operating activities
Net income                                                                     $         622,396  $         581,493
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation                                                                           2,978,663          3,017,635
Amortization                                                                              18,204             17,618
Deferred taxes (Note 13)                                                                 230,529            203,500
(Gain) on sale of property                                                              (210,778)          (137,681)
                                                                               -----------------  -----------------
                                                                                       3,639,014          3,682,565
Increase (decrease) in cash due to changes in operating assets and liabilities
Accounts receivable                                                                   (1,338,327)          (559,933)
Other receivables                                                                       (127,014)           (14,015)
Insurance refund receivable                                                              253,462                 --
Inventories                                                                              (18,823)            67,854
Prepaid assets                                                                           (14,191)            77,444
Prepaid income taxes                                                                    (236,891)                --
Customer lists                                                                            (7,000)                --
Deposits                                                                                   3,501                 --
Accounts payable                                                                         (97,992)           (88,978)
Accrued expenses                                                                         (97,127)           404,273
                                                                               -----------------  -----------------
                                                                                       1,958,612          3,569,210
                                                                               -----------------  -----------------
Cash flows from investing activities

Purchases of property                                                                   (591,108)          (317,098)
Proceeds from disposition of property                                                    408,850            431,699
Increase in cash value - Officers' life insurance                                        (31,148)           (10,337)
Net change in officers' loans receivable                                                      --             (8,000)
                                                                               -----------------  -----------------
                                                                                        (213,406)            96,264
                                                                               -----------------  -----------------
Cash flows from financing activities

Net change in revolving credit line                                                    2,954,691            922,873
Payments on installment notes                                                         (3,467,107)        (4,741,775)
Payments on capital lease                                                                (53,024)           (35,175)
Proceeds from installment notes                                                               --            337,500
Net change in officers' loans                                                            (28,296)           (40,949)
Purchase of treasury stock                                                                    --             (5,000)
                                                                               -----------------  -----------------
                                                                                        (593,736)        (3,562,526)
                                                                               -----------------  -----------------

Net increase in cash                                                                   1,151,470            102,948

Cash and cash equivalents, beginning                                                     237,948            135,000
                                                                               -----------------  -----------------
Cash and cash equivalents, ending                                              $       1,389,418  $         237,948
                                                                               =================  =================

Non-cash investing and financing activities

Financing obligations incurred to acquire
revenue equipment, inventory and customer lists                                $       1,305,137  $       2,988,621

Supplemental disclosures

Cash paid during the year for:
Interest                                                                       $       1,321,141  $       1,215,444
Income taxes (net of refunds received)                                         $         714,870  $          23,784


The accompanying Notes to Combined Financial Statements are an integral part of these statements.

                   K. J. TRANSPORTATION, INC. AND AFFILIATES

                     Notes to Combined Financial Statements
                           December 31, 1997 and 1996

1.         Description of Business

K. J. Transportation, Inc., is an ICC regulated irregular route common carrier for hire and hauls general freight in the Northeastern and Eastern coast states.

KAJE Transport, Inc., is a transportation broker whose business consists of arranging the shipment of goods for a variety of shippers and hauling shipments of goods for various carriers. The Company operates in the Northeastern, Mid-Atlantic and Southeastern states. KAJE Transport, Inc. merged with K. J. Transportation, Inc. December, 1997.

J & L Leasing of Farmington, Inc. leases tractors, trailers and drivers primarily to related companies.

The Companies grant credit to their customers in the normal course of business.

2.         Summary of Significant Accounting Policies

Principles of combination
-------------------------
The combined financial statements include the accounts of K. J. Transportation, Inc., and its affiliates, KAJE Transport, Inc. and J & L Leasing of Farmington, Inc. The Companies are affiliated through common ownership. All material inter-company transactions have been eliminated in combination.

Use of estimates
----------------
In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities (and the disclosure of contingent assets and liabilities) at the date of the financial statements and expenses during the reporting period. Actual results could differ from those estimates.

Cash and cash equivalents
-------------------------
Cash and cash equivalents include time deposits with maturities of one year or less.

Inventory
---------
Inventory is stated at the lower of cost on a first-in, first-out basis, or market and consists of revenue equipment parts, supplies and fuel.

2.         Summary of Significant Accounting Policies (Continued)

Property
--------
Property is recorded at cost. The cost of revenue equipment does not include the cost of tires and tubes which is included as a prepaid expense and is amortized over a period of ten months. Depreciation is computed using the straight-line method over the estimated useful lives of the related assets. Leasehold improvements are amortized using the straight-line method over the lesser of the lease period or the estimated useful lives of the improvement.

Maintenance and repairs are charged to income as incurred; renewals and betterments are capitalized.

Customer lists
--------------
Customer lists are being amortized using the straight-line method over periods, ranging from 120 to 180 months.

Profit-sharing plan
-------------------
The Companies sponsor a 401(k) retirement plan that covers all eligible employees meeting the required age and length of service requirements. The Companies have agreed to match at a rate of 25% of the first 5% of employee contributions. Any additional contributions to the plan are discretionary.

Advertising costs
-----------------
Advertising costs are charged to operations when incurred.

Income taxes
------------
K. J. Transportation, Inc. and Affiliates account for income taxes under FASB Statement 109. Under this accounting method, income taxes are provided for the tax effects of transactions reported in the financial statements. They consist of taxes currently due plus deferred taxes related primarily to temporary differences in accounts receivable, accrued vacation and depreciation of property for financial income and tax reporting. The deferred tax assets and liabilities represent the future tax return consequences of those differences which will either be taxable or deductible when the assets and liabilities are recovered or settled. Deferred tax benefits are also recognized for operating losses and Federal alternative minimum tax credits that are available to offset future taxable income. Tax credits are accounted for on a flow-through method recognizing the tax benefit in the year they are generated.

Reclassifications
-----------------
Certain prior year items have been reclassified to conform with the current year presentation.

3.         Accounts Receivable

           Accounts receivable consist of the following at December 31:

                                                                                          1997               1996
                                                                                          ----               ----
           Accounts receivable - Gross                                         $       7,863,253  $       6,504,926
           Allowance for doubtful accounts                                               (70,000)           (50,000)
                                                                               -----------------  -----------------
                                                                               $       7,793,253  $       6,454,926

                                                                               =================  =================

4.         Property

           Property, together with estimated useful lives, consists of the following at December 31:

                                                                                          1997               1996
                                                                                          ----               ----

        Revenue equipment (3 to 7 years)                                       $      17,373,447  $      16,811,368
        Service vehicles (5 years)                                                       678,701            649,945
        Shop equipment (5 years)                                                         156,741            156,741
        Office equipment (5 years)                                                       414,620            302,339
        Office equipment under capital lease (5 years)                                   310,616            310,616
        Leasehold improvements (15 years)                                                625,315            601,920
        Construction-in-progress                                                          85,824                 --
                                                                               -----------------  -----------------
                                                                               $      19,645,264  $      18,832,929
                                                                               =================  =================

           Accumulated depreciation consists of the following at December 31:

                                                                                          1997               1996
                                                                                          ----               ----
        Revenue equipment                                                      $       9,692,732  $       7,767,097
        Service vehicles                                                                 442,760            430,092
        Shop equipment                                                                   122,905            104,251
        Office equipment                                                                 252,588            217,240
        Office equipment under capital lease                                              86,479             28,745
        Leasehold improvements                                                           197,419            157,112
                                                                               -----------------  -----------------
                                                                               $      10,794,883  $       8,704,537
                                                                               =================  =================

5.         Customer Lists

           Customer lists consist of the following at December 31:

                                                                                          1997               1996
                                                                                          ----               ----
           Customer lists - Gross                                              $         203,919  $         196,919
           Accumulated amortization                                                     (123,149           (104,945)
                                                                               -----------------  -----------------
                                                                               $          80,770  $          91,974
                                                                               =================  =================

6.         Revolving Credit Line

                                                                                          1997               1996
        Proceeds under the revolving credit line are limited to the lesser of             ----               ----
        $7,000,000 or 85% of K. J. Transportation, Inc.'s less than 90-day receivable balances minus any undrawn letters of credit.  The maximum amount available for letters of credit is $2,000,000.  The line bears interest at the Bank's prime rate plus 1.25%, payable monthly.  All
        balances drawn on the line are due October, 1999.   A first lien and
        perfected security interest in assets of K. J. Transportation, Inc. and its subsidiaries, the unlimited guarantees of two officers and the unlimited corporate guarantee of the combined companies are collateral to the line.  $878,500 worth of letters of credit were issued and $- 0
        - were outstanding as of December 31, 1997.  The interest rate in effect at December 31, 1997 was 9.75%
                                                                               $       4,973,516  $       2,018,825

            The  combined  Company  is  subject  to  the  following   financial
            covenants under the above revolving line of credit at December 31, 1997:

            1. Cash and financed capital expenditures, including capital leases, may not exceed $4,000,000.

            2. Working capital ratio of at least 0.9 to 1, including the revolving line of credit.

            3.    Tangible net worth may not be less than $3,000,000.

            4.    Ratio of debt to tangible net worth shall not exceed 7.5 to 1.

            5.    Debt service ratio may not be less than 1.1 to 1.

            6.    Interest coverage ratio may not be less than 4 to 1.

            The Company was in violation of covenants 2 and 6 at December 31, 1997. A waiver has been obtained from the bank.

7.         Installment Loans Payable

                                                                                          1997               1996
                                                                                          ----               ----

        Various  obligations due in monthly  installments  ranging from $380 to
        $21,547  including  interest ranging from 8% to 13%. Final payments are due  between  January,  1998 and May,  2003.  The loans are  secured by specific revenue equipment, service vehicles and the personal
        guarantees of two of the stockholders.                                 $       6,424,318  $       8,455,842

        Installment  loan  -  Bank,  due  in  monthly  installments  of  $8,380 including  interest at prime plus 2%.  Final  payment is due  December,
        1998.  The loan is  secured  by all  business  assets  (except  rolling stock), the assignment of two life insurance policies covering an
        officer and the unconditional guarantees of two of the stockholders               91,152            176,863
        Installment loan - Bank, interest only payments at prime plus 2% on the outstanding  balance were made monthly  December,  1995 through  March,
        1996.  Principal  and  interest  payments  of  $26,770  were made April through November,  1996. The remaining balance was paid July, 1997 with accrued  and unpaid  interest.  The loan was  secured  by all  business assets (except rolling stock) and the  unconditional  guarantees of two of the stockholders
                                                                                              --             42,456
                                                                               -----------------  -----------------
                                                                                       6,515,470          8,675,161
        Less amount due in one year                                                    2,815,638          3,241,642
                                                                               -----------------  -----------------
        Amount due after one year                                              $       3,699,832  $       5,433,519
                                                                               =================  =================

The prime rate in effect at December 31, 1997 was 8.5%.

A summary of payments on notes payable due within five years from December 31, 1997 is as follows:

            Year                                         Amount
            ----                                         ------
            1998                                   $    2,815,638
            1999                                        2,076,453
            2000                                        1,210,318
            2001                                          295,157
            2002 and thereafter                           117,904
                                                   --------------
                                                   $    6,515,470
                                                   ==============

All of the Companies' outstanding debt has cross-guarantees among the combined Companies.

8.         Capital Lease Obligation

During 1996, the Company extended its current computer lease and increased it for additional computer scanning equipment under an agreement classified as a capital lease.

The computer equipment requires equal monthly payments of $4,970 including interest at 2.75%. The lease is secured by the equipment. Final payment is due September, 2001.

The following is a schedule of future minimum lease payments under the capital lease as of December 31, 1997:

            Year                                         Amount
            ----                                         ------
            1998                                   $       59,640
            1999                                           59,640
            2000                                           59,640
            2001                                           44,730
                                                   --------------
            Total future minimum lease payments           223,650
            Less amount representing interest              12,685
                                                   --------------
            Present value of future minimum lease
             payments                                     210,965
            Less current portion                           54,506
                                                   --------------
            Long-term portion                      $      156,459
                                                   ==============

9.         Commitments and Contingencies

Buy-sell agreement
------------------
K. J. Transportation, Inc., and J & L Leasing of Farmington, Inc., have entered into agreements to repurchase the outstanding stock of their respective shareholders upon death. The purchase price of each share is equal to the book value of the respective companies. The total unfunded potential liability amounted to $1,078,705 at December 31, 1997.

Concentration of credit risk
----------------------------
The Company maintains cash in accounts which, at times, exceed amounts insured by the Federal Deposit Insurance Corporation.

Lease commitments
-----------------
The Company leases various revenue equipment over terms ranging from 48 to 84 months. Monthly payments range from $244 to $12,891 under the terms of the leases which expire at various times between October, 1998 and January, 2005.

The Company leases automobiles and office equipment requiring monthly payments ranging from $84 to $3,231 in accordance with the lease agreements expiring at various times between January, 1998 and August, 2002.

As of December 31, 1997, the total minimum commitment under these agreements is as follows:

            Year                                         Amount
            ----                                         ------
            1998                                   $    3,714,913
            1999                                        3,442,663
            2000                                        2,900,187
            2001                                        2,389,928
            2002 and thereafter                         2,318,385
                                                   $   14,766,076

Total expense under these agreements amounted to $2,890,114 and $2,303,931 for the years ended December 31, 1997 and 1996, respectively.

The Company also rents terminal, parking and office facilities in various states on a month-to-month basis for $9,961. Total payments amounted to $127,211 and $122,165 for the years ended December 31, 1997 and 1996, respectively.

Sales agreement
---------------
K. J. Transportation, Inc. entered into a four-year agreement during 1997 to pay commissions on sales generated from the purchase of certain revenue equipment and customer lists. The sales agreement calls for commissions to be paid at a rate of 1.5% of sales in excess of $2,000,000 and 3.0% of sales in excess of $4,800,000 for a three-year period ending July, 2000. Commissions of 3.0% are to be paid on sales exceeding $4,800,000 during the fourth year ending July, 2001.

Commissions expensed under this agreement amounted to $21,191 and $-0- for the years ended December 31, 1997 and 1996, respectively.

10.        Common Stock

Common stock of K. J. Transportation, Inc., and its affiliates consisted of the following at December 31, 1997:

                                                  Shares
                                   Shares       Issued and
                                 Authorized    Outstanding         Par Value
                                 ----------    -----------         ---------
K. J. Transportation, Inc.           300           290            No par value
J & L Leasing of Farmington, Inc.    200           170            No par value

KAJE Transport, Inc., was merged into K. J. Transportation, Inc., on December 31, 1997. Each share of common stock of K. J. Transportation, Inc., remained outstanding after the merger. All shares of KAJE Transport, Inc., were cancelled.

11.        Related Party Transactions

Other receivables
-----------------
Other receivables represent amounts due from two related corporations and are expected to be received in the current year.

Loans receivable - officers
---------------------------
Non-interest bearing loans receivable from officers amounted to $89,000 for each of the years ended December 31, 1997 and 1996, respectively. There are no defined payment terms.

Loans payable - Officers
------------------------
Loans payable to stockholders amounted to $27,893 and $56,189 for the years ended December 31, 1997 and 1996, respectively. Monthly payments of $2,108 are due, including interest at 8% per annum. Final payment is due August, 1998.

Operating lease
---------------
The Company leases its terminal facilities in Farmington, New York and Winter Haven, Florida from a stockholder under an annual verbal lease agreement. Monthly lease payments are $14,150. Rent expense amounted to $169,800 for each of the years ended December 31, 1997 and 1996, respectively.

Interest expense
----------------
Interest paid to stockholders of the Company amounted to $4,008 and $5,989 for the years ended December 31, 1997 and 1996, respectively.

Commissions
-----------
During 1997, the Company paid sales commissions to an affiliated (non-combined) company. The commission expense amounted to $127,805 for the year ended December 31, 1997.

12.        Profit-Sharing Plan Contributions

Total employer matching contributions to the 401(k) profit-sharing plan amounted to $56,621 and $48,527 for the years ended December 31, 1997 and 1996, respectively. There were no discretionary contributions made for the years ended December 31,1997 or 1996.

13.        Income Taxes

Provision for income taxes
--------------------------

                                                                                          1997               1996
        Current:                                                                          ----               ----
        State transportation tax                                               $          99,800  $          96,800
        State income tax                                                                  67,600             81,260
        Federal income tax (net of alternative minimum tax credits, 1997 -
        $298, 400, 1996 - $14,000)                                                        42,300             60,000
                                                                               -----------------  -----------------
                                                                                         209,700            238,060
                                                                               -----------------  -----------------

                                                                                          1997               1996
        Deferred:                                                                         ----               ----

        State income tax                                                       $           8,500  $             400
        Federal income tax                                                               222,029            203,100
                                                                               -----------------  -----------------
                                                                                         230,529            203,500
                                                                               -----------------  -----------------
                                                                               $         440,229  $         441,560
                                                                               =================  =================

The net deferred tax assets in the accompanying balance sheets include the following components:

                                                                                          1997               1996
        Current deferred tax assets                                                       ----               ----
        Non-current:                                                           $          56,600  $          51,200
                                                                               -----------------  -----------------
        Deferred tax assets                                                              145,619            555,748
        Deferred tax liabilities                                                        (879,300)        (1,053,500)
                                                                               -----------------  -----------------
        Non-current tax liabilities                                            $        (733,681) $        (497,752)
                                                                               =================  =================

Carryforwards
-------------
The Company has alternative minimum tax credit carryforwards of approximately $101,000 available to offset future Federal taxes. These credits have no expiration dates.

14.        Advertising Expense

For the years ended December 31, 1997 and 1996, advertising expense amounted to $67,329 and $50,289, respectively.

15.        Major Customer

The Company has one customer who for the year ended December 31, 1996 accounted for 10.1% of the combined sales revenue. Amounts due from this customer included in accounts receivable - Trade at December 31, 1996 amounted to $500,710. There were no major customers for the year ended December 31, 1997.

16.        Subsequent Event

During February, 1998, K. J. Transportation, Inc. agreed to purchase certain assets of Jones Express, Inc. as follows:

       Revenue equipment                       $        3,768,000
       Customer and driver lists                          200,000
                                               ------------------
                                               $        3,968,000
                                               ==================

The transaction is being financed primarily through bank financing. The closing is scheduled for September 1998.

                                     K. J. TRANSPORTATION, INC. AND AFFILIATES

                                           Combined Operating Expenses

                                 FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996
                                                                      % of                             % of
                                                      1997           Revenue          1996            Revenue
                                                      ----           -------          ----            -------
Purchased transportation                      $   32,009,112           46.1    $   25,150,376          42.6
Salaries and wages
Officers                                             651,359            0.9           573,119           1.0
Terminal managers                                  1,527,989            2.2         1,354,525           2.3
Office                                               914,083            1.3           645,124           1.1
Traffic                                              131,899            0.2           118,842           0.2
Line-haul                                          7,260,257           10.5         6,360,349          10.8
Local                                                845,384            1.2           586,112           1.0
Safety                                               434,163            0.6           412,632           0.7
Other - Shop                                         828,693            1.2           767,538           1.3
Fuel                                               4,927,172            7.1         4,830,682           8.2
Depreciation and amortization                      2,996,867            4.3         3,035,253           5.2
Equipment rental                                   2,890,114            4.2         2,303,931           3.9
Fringe benefits                                    2,150,626            3.1         1,911,535           3.2
Insurance                                          1,152,398            1.7         1,342,046           2.3
Payroll taxes                                        979,318            1.4           882,501           1.5
Operating supplies                                   839,138            1.2           576,563           1.0
Tolls                                                813,604            1.2           762,488           1.3
Professional fees                                    295,080            0.4           217,034           0.4
General supplies and expense                         212,646            0.3           180,986           0.3
Repairs                                              607,968            0.9           503,204           0.9
Tires                                                959,992            1.4           716,112           1.2
Parts                                                720,360            1.0           609,239           1.0
Operating taxes and licenses                       1,028,535            1.5           919,952           1.6
Communications                                       503,075            0.7           475,276           0.8
Utilities                                            120,975            0.2           122,578           0.2
Rent                                                 297,011            0.4           291,966           0.5
Travel                                               170,156            0.2           129,094           0.2
Office supplies                                      620,083            0.9           600,519           1.0
Profit-sharing plan                                   56,621            0.1            48,527           0.1
Bad debts                                             59,418            0.1            42,089           0.1
Miscellaneous                                        250,633            0.4           273,577           0.5
                                              --------------          -----    --------------         -----
                                              $    7,254,729           96.9    $   56,743,769          96.4
                                              ==============          =====    ==============         =====

                                     K. J. TRANSPORTATION, INC. AND AFFILIATES

                                    Combining Balance Sheets, December 31, 1997

                                                       ASSETS


                                                      K. J.              J & L                               1997
                                                 Transportation,    Leasing, Inc.      Eliminations          Total
                                                      Inc.
                                                      ----          -------------      ------------          -----
Current assets

Cash                                          $      999,439     $      389,979     $           --     $    1,389,418
Accounts receivable - Trade (net of
allowance -$70,000)                                7,743,344             44,309              5,600          7,793,253
Other receivable                                   1,353,682          1,034,013         (2,207,856)           179,839
Inventories                                           10,847            167,923                 --            178,770
Prepaid assets                                       674,575             38,798                 --            713,373
Prepaid income taxes                                 245,677             (6,084)                --            239,593
Deferred tax assets                                   56,600                 --                 --             56,600
                                              --------------      -------------     --------------     --------------
                                                  11,084,164          1,668,938         (2,202,256)        10,550,846
                                              --------------      -------------     --------------     --------------

Property
Less accumulated depreciation                     15,961,748          3,683,516                 --         19,645,264
                                                   8,820,619          1,974,264                 --         10,794,883
                                              --------------      -------------     --------------     --------------
                                                   7,141,129          1,709,252                 --          8,850,381
                                              --------------      -------------     --------------     --------------
Other assets

Customer lists (net of accumulated
amortization - $104,945)                              75,170             56,000                 --             80,770
Loans receivable - Officers                           89,000                 --                 --             89,000
Cash value - Officers' life insurance                 84,761                 --                 --             84,761
Security deposit                                      69,800             25,755                 --             95,555
                                                     318,731             31,355                 --            350,086
                                              --------------      -------------     --------------     --------------
                                              $   18,544,024     $    3,409,545     $   (2,202,256)    $   19,751,313
                                              ==============      =============     ==============     ==============

                                     K. J. TRANSPORTATION, INC. AND AFFILIATES

                                    Combining Balance Sheets, December 31, 1997

                                       LIABILITIES AND STOCKHOLDERS' EQUITY

                                                      K. J
                                                Transportation,        J & L                                 1997
                                                      Inc.          Leasing, Inc.      Eliminations          Total
                                                      ----          -------------      ------------          -----
Current liabilities (amounts due within
one year)

Revolving credit line                         $    4,973,516        $        --        $        --     $    4,973,516
Installment of notes payable                       2,247,195            568,443                 --          2,815,638
Capital lease obligation                              54,506                 --                 --             54,506
Accounts payable
Trade                                              3,325,224            140,826           (992,357)         2,473,693
Affiliates                                            74,878          1,135,021         (1,209,899)                --
Loans payable - Officers                              16,258                 --                 --             16,258
Accrued expenses
Payroll and payroll taxes                            254,466             27,500                 --            281,966
Employee benefits                                     76,813                 --                 --             76,813
Insurance                                            805,300                 --                 --            805,300
Vacation payroll                                     191,200                 --                 --            191,200
Other                                                372,007                763                 --            372,770
                                              --------------      -------------     --------------     --------------
                                                  12,391,363          1,872,553         (2,202,256)        12,061,660
                                              --------------      -------------     --------------     --------------
Long-term liabilities (amounts due after one
year)

Installment notes payable                          2,824,331            875,501                 --          3,699,832
Capital lease obligation                             156,459                 --                 --            156,459
Loans payable - Officers                              11,635                 --                 --             11,635
Deferred tax liability                               613,324            120,357                 --            733,681
                                              --------------      -------------     --------------     --------------
                                                   3,605,749            995,858                 --          4,601,607
                                              --------------      -------------     --------------     --------------

Commitments and contingencies

Stockholders' equity

Common stock                                           2,175                200                 --              2,375
Additional paid in capital                           604,771                 --                 --            604,771
Retained earnings                                  1,939,966            545,934                 --          2,485,900
                                              --------------      -------------     --------------     --------------
                                                   2,546,912            546,134                 --          3,093,046
Less:  Treasury stock at cost - 30 shares                 --             (5,000)                --             (5,000)
                                              --------------      -------------     --------------     --------------
                                                   2,546,912            541,134                 --          3,088,046
                                              --------------      -------------     --------------     --------------
                                              $   18,544,024     $    3,409,545     $   (2,202,256)   $    19,751,313
                                              ==============      =============     ==============     ==============

                                     K. J. TRANSPORTATION, INC. AND AFFILIATES

                                    Combining Balance Sheets, December 31, 1996

                                                      ASSETS


                                        K. J.             KAJE
                                   Transportation,     Transport,          J & L                           1996
                                         Inc.             Inc.         Leasing, Inc.    Eliminations       Total
                                         ----             ----         -------------    ------------       -----
Current assets

Cash                               $      12,838    $      86,207    $     138,903    $          --    $     237,948
Accounts receivable - Trade
(net of allowance - $50,000)
                                       4,248,708        2,227,476            1,877          (23,135)       6,454,926
Other receivables                         (4,628)         331,482          359,379         (633,408)          52,825
Insurance refund receivable
                                         253,462               --               --               --          253,462
Inventories                              159,947               --               --               --          159,947
Prepaid assets                           665,994               --           33,188               --          699,182
Prepaid income taxes                          --               --            2,702               --            2,702
Deferred tax assets                       51,200               --               --               --           51,200
                                   -------------    -------------    -------------    -------------    -------------
                                       5,387,521        2,645,165          536,049         (656,543)       7,912,192
                                   -------------    -------------    -------------    -------------    -------------

Property                              14,755,540          494,008        3,583,381               --       18,832,929
Less accumulated depreciation
                                       7,124,850          148,193        1,431,494               --        8,704,537
                                   -------------    -------------    -------------    -------------    -------------
                                       7,630,690          345,815        2,151,887               --       10,128,392
                                   -------------    -------------    -------------    -------------    -------------
Other assets

Customer lists (net of
accumulated amortization -
$104,945)
                                          91,974               --               --               --           91,974
Loans receivable - Officers
                                          40,000           49,000               --               --           89,000
Cash value - Officers' life
insurance
                                          53,613               --               --               --           53,613
Deposits                                  73,301               --           25,755               --           99,056
                                         258,888           49,000           25,755               --          333,643
                                   -------------    -------------    -------------    -------------    -------------
                                   $  13,277,099    $   3,039,980    $   2,713,691    $    (656,543)   $  18,374,227
                                   =============    =============    =============    =============    =============

                                       LIABILITIES AND STOCKHOLDERS' EQUITY

                                         K.J.             KAJE
                                    Transportation     Transport,         J & L                            1997
                                         Inc.             Inc.         Leasing, Inc.    Eliminations       Total
                                         ----             ----         -------------    ------------       -----
Current liabilities (amounts
due within one year)

Revolving credit line              $   1,719,066    $     299,759    $          --    $          --    $   2,018,825
Installment of notes payable           2,538,755           12,706          690,181               --        3,241,642
Capital lease obligation                      --           53,024               --               --           53,024
Accounts payable
Trade                                  1,871,581          947,384           77,289         (324,569)       2,571,685
Affiliates                                    --           77,917          254,057         (331,974)              --
Loans payable - Officers                  21,202               --               --               --           21,202
Accrued expenses
Payroll and payroll taxes                163,139            8,347               --               --          171,486
Employee benefits                         91,108            2,611               --               --           93,719
Income taxes                             186,544           83,435               --               --          269,979
Insurance                                722,217               --               --               --          722,217
Vacation payroll                         173,000           15,000               --               --          188,000
Other                                    379,775               --               --               --          379,775
                                   -------------    -------------    -------------    -------------    -------------
                                       7,866,387        1,500,183        1,021,527         (656,543)       9,731,554
                                   -------------    -------------    -------------    -------------    -------------
Long-term liabilities (amounts due
after one year)

Installment notes payable              4,094,547            1,942        1,337,030               --        5,433,519
Capital lease obligation                      --          210,965               --               --          210,965
Loans payable - Officers                  34,987               --               --               --           34,987
Deferred tax liability                   457,966               --           39,786               --          497,752
                                   -------------    -------------    -------------    -------------    -------------
                                       4,587,500          212,907        1,376,816               --        6,177,223
                                   -------------    -------------    -------------    -------------    -------------

Commitments and contingencies

Stockholders' equity

Common stock                               2,200            4,750              200               --            7,150
Additional paid in capital               618,946               --               --               --          618,946
Retained earnings                        216,266        1,326,890          320,348               --        1,863,504
                                   -------------    -------------    -------------    -------------    -------------
                                         837,412        1,331,640          320,548               --        2,489,600
Less:  Treasury stock at cost - 30
shares                                   (14,200)          (4,750)            (200)              --          (19,150)

                                              --               --           (5,000)              --           (5,000)
                                   -------------    -------------    -------------    -------------    -------------
                                         823,212        1,326,890          315,348               --        2,465,450
                                   -------------    -------------    -------------    -------------    -------------
                                   $  13,277,099    $   3,039,980    $   2,713,691    $    (656,543)   $  18,374,227
                                   =============    =============    =============    =============    =============

                                     K. J. TRANSPORTATION, INC. AND AFFILIATES

                               Combining Statements of Income and Retained Earnings

                                       For the Year Ended December 31, 1997

                                                     K. J.             J & L
                                                Transportation,       Leasing,                               1997
                                                      Inc.              Inc.           Eliminations          Total
                                                      ----              ----           ------------          -----

Revenue                                       $   68,446,588     $    5,381,121     $   (4,407,774)    $   69,419,935

Operating expenses                                66,689,266          4,973,237         (4,407,774)        67,254,729
                                              --------------     --------------     --------------     --------------
Operating income                                   1,757,322            407,884                 --          2,165,206
                                              --------------     --------------     --------------     --------------

Other income (expense)

Interest income                                       30,213              2,308                 --             32,521
Interest expense                                  (1,180,936)          (164,944)                --         (1,345,880)
Gain (loss) on disposal of property                  140,569             70,209                 --            210,778
                                              --------------     --------------     --------------     --------------
                                                  (1,010,154            (92,427)                --         (1,102,581)
                                              --------------     --------------     --------------     --------------

Income before provision for income taxes             747,168            315,457                 --          1,062,625

Provision for income taxes (Notes 2 & 13)            350,358             89,871                 --            440,229
                                              --------------     --------------     --------------     --------------

Net income                                           396,810            225,586                 --            622,396

Retained earnings, beginning (K. J.
Transportation, Inc. amount includes $1,326,891
of KAJE Transport, Inc. beginning retained
earnings)                                          1,543,156            320,348                 --          1,863,504
                                              --------------     --------------     --------------     --------------
Retained earnings, ending                     $    1,939,966     $      545,934     $           --     $    2,485,900
                                              ==============     ==============     ==============     ==============

                               K. J. TRANSPORTATION, INC. AND AFFILIATES

                         Combining Statements of Income and Retained Earnings

                                  For the Year Ended December 31, 1996

                                          K. J.           KAJE           J & L
                                     Transportation,   Transport,       Leasing,                           1996
                                         Inc.             Inc.            Inc.          Eliminations       Total
                                         ----             ----            ----          ------------       -----
Revenue                            $  40,077,578    $  19,292,287    $   1,253,160    $  (1,767,701)   $  58,855,324

Operating expenses                    38,814,189       18,688,467        1,008,814       (1,767,701)      56,743,769
                                   -------------    -------------    -------------    -------------    -------------
Operating income                       1,263,389          603,820          244,346               --        2,111,555
                                   -------------    -------------    -------------    -------------    -------------

Other income (expense)

Interest income                            3,223               --            1,236               --            4,459
Interest expense                        (981,855)         (44,138)        (204,649)              --       (1,230,642)
Gain on disposal of property             148,508               --          (10,827               --          137,681
                                   -------------    -------------    -------------    -------------    -------------
                                        (830,124)         (44,138)        (214,240)              --       (1,088,502)
                                   -------------    -------------    -------------    -------------    -------------

Income before provision for income
taxes                                    433,265          559,682           30,106               --        1,023,053

Provision for income taxes               334,500          103,260            3,800               --          441,560
                                   -------------    -------------    -------------    -------------    -------------
Net income                                98,765          456,422           26,306               --          581,493

Retained earnings, beginning             117,498          870,469          294,044               --        1,282,011
                                   -------------    -------------    -------------    -------------    -------------
Retained earnings, ending          $     216,263    $   1,326,891    $     320,350    $          --    $   1,863,504
                                   =============    =============    =============    =============    =============


                                    K. J. TRANSPORTATION, INC. AND AFFILIATES

                                      Combining Schedule of Operating Expenses

                                       For the Year Ended December 31, 1997

                                                     K. J.           J & L
                                                Transportation,     Leasing,                                 1997
                                                      Inc.            Inc.             Eliminations          Total
                                                      ----            ----             ------------          -----
Purchased transportation                      $   32,009,112     $           --     $           --     $   32,009,112
Salaries and wages
Officers                                             637,056                 --             14,303            651,359
Terminal managers                                  1,527,989                 --                 --          1,527,989
Office                                               662,366            231,284             20,433            914,083
Traffic                                              131,899                 --                 --            131,899
Line-haul                                          7,250,918              9,339                 --          7,206,257
Local                                                845,384                 --                 --            845,384
Safety                                               434,163                 --                 --            434,163
Other - Shop                                         115,116            713,577                 --            828,693
Fuel                                               4,841,952             87,889             (2,669)         4,927,172
Depreciation and amortization                      2,414,949            581,918                 --          2,996,867
Equipment rental                                   3,091,905            277,964           (479,755)         2,890,114
Fringe benefits                                    1,881,346            263,150              6,130          2,150,626
Insurance                                          1,116,780             35,618                 --          1,152,398
Payroll taxes                                        968,478             10,840                 --            979,318
Operating supplies                                   680,582            158,556                 --            839,138
Tolls                                                813,604                 --                 --            813,604
Professional fees                                    276,317             18,763                 --            295,080
General supplies and expense                         209,261              3,385                 --            212,646
Administrative reimbursement                          25,840             15,026            (40,866)                --
Repairs                                            3,745,652            787,325         (3,925,009)           607,968
Tires                                                 16,924            943,409               (341)           959,992
Parts                                                 (2,353)           722,713                 --            720,360
Operating taxes and licenses                         950,532             78,003                 --          1,028,535
Communications                                       502,642                433                 --            503,075
Utilities                                            119,560              1,415                 --            120,975
Rent                                                 297,011                 --                 --            297,011
Travel                                               160,049             10,107                 --            170,156
Office supplies                                      610,631              9,452                 --            620,083
Profit-sharing plan                                   56,621                 --                 --             56,621
Bad debts                                             59,418                 --                 --             59,418
Miscellaneous                                        237,562             13,071                 --            250,633
                                              --------------     --------------     --------------     --------------
                                              $   66,689,266     $    4,973,237     $   (4,407,774)    $   67,254,729
                                              ==============     ==============     ==============     ==============

                                     K. J. TRANSPORTATION, INC. AND AFFILIATES

                                      Combining Schedule of Operating Expenses

                                       For the Year Ended December 31, 1996

                                         K. J.             KAJE       J & L
                                    Transportation,     Transport,   Leasing,                              1996
                                         Inc.             Inc.         Inc.             Eliminations       Total
                                         ----             ----         ----             ------------       -----
Purchased transportation           $   9,483,148    $  17,214,393    $          --    $  (1,547,165)   $  25,150,376
Salaries and wages
Officers                                 376,246          130,712           46,335           19,826          573,119
Terminal managers                        669,445          685,080               --               --        1,354,525
Office                                   616,801               --               --           28,323          645,124
Traffic                                  118,842               --               --               --          118,842
Line-haul                              6,305,623           25,901           28,825               --        6,360,349
Local                                    586,112               --               --               --          586,112
Safety                                   412,632               --               --               --          412,632
Other - Shop                             767,538               --               --               --          767,538
Fuel                                   4,821,833               --            8,849               --        4,830,682
Depreciation and amortization          2,506,492           40,092          488,669               --        3,035,253
Equipment rental                       2,177,226               --          126,705               --        2,303,931
Fringe benefits                        1,838,240           64,798               --            8,497        1,911,535
Insurance                              1,331,002              300           10,744               --        1,342,046
Payroll taxes                            810,203           68,033            4,265               --          882,501
Operating supplies                       576,563               --               --               --          576,563
Tolls                                    762,488               --               --               --          762,488
Professional fees                        156,295           38,625           22,114               --          217,034
General supplies and expense             165,500            7,552            7,934               --          180,986
Administrative reimbursement                  --           38,760           17,885          (56,645)              --
Repairs                                  567,937               --          155,804         (220,537)         503,204
Tires                                    716,112               --               --               --          716,112
Parts                                    609,239               --               --               --          609,239
Operating taxes and licenses             844,704           16,897           58,351               --          919,952
Communications                           377,654           97,622               --               --          475,276
Utilities                                112,006           10,572               --               --          122,578
Rent                                     233,178           58,788               --               --          291,966
Travel                                    86,042           32,815           10,237               --          129,094
Office supplies                          577,006           21,407            2,106               --          600,519
Pension                                   48,527               --               --               --           48,527
Bad debts                                 21,409           20,680               --               --           42,089
Miscellaneous                            138,146          115,440           19,991               --          273,577
                                   -------------    -------------    -------------    -------------    -------------
                                   $  38,814,189    $  18,688,467    $   1,008,814    $  (1,767,701)   $  56,743,769
                                   =============    =============    =============    =============    =============
